                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                                 April 13, 2006


                          EASYLINK SERVICES CORPORATION
                          -----------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                            000-26371                            13-3787073
(State or other jurisdiction of        (Commission File Number)        (I.R.S. Employer Identification No.)
        incorporation)


                              33 Knightsbridge Road
                              Piscataway, NJ 08854
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (732) 652-3500

                                       N/A
           Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 1.01 Entry into a Material Definitive Agreement

On April 19, 2006, EasyLink Services Corporation ("EasyLink" or the "Company") filed a Form 8-K relating to a definitive common stock purchase agreement entered into on April 13, 2006. The filing stated in Item 1.01 that Lawrence Auriana purchased 2.5 million shares, raising his ownership to approximately 9.2% of the Company's total shares outstanding. Mr. Auriana's percentage ownership after the transaction should have been stated as 9.4% instead of 9.2%.

Item 5.02  Election of Directors

The April 19, 2006 Form 8-K filing of the Company stated that Stephen Duff has an indirect interest in 19,031 shares of Class A common stock held by Federal Partners. The filing should have stated Mr. Duff's indirect interest as 15,326 instead of 19,031.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 21, 2006

                                            EASYLINK SERVICES CORPORATION


                                            By: /s/Thomas Murawski
                                            ------------------------------------
                                            Thomas Murawski, Chairman, President
                                              and Chief Executive Officer







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